Exhibit 23.1

May 24, 2021

Mikhail Zhukov

Chief Executive Officer

HeadHunter Group PLC

9/10 Godovikova Street,

Moscow, 129085

Russia

Dear Mikhail,

We, J’son & Partners Consulting LLC, do hereby consent to the use of our name in the Prospectus Supplement (together with any amendments or supplements thereto, the “Prospectus Supplement”), which is part of the registration statement on Form F-3 (Registration No. 333-239560) (the “Registration Statement”) that was filed by HeadHunter Group PLC with the United States Securities and Exchange Commission (the “Commission”) on June 30, 2020 and the references to the J’son & Partners Consulting LLC market research prepared for HeadHunter Group PLC, previously known as Zemenik Trading Limited, (”Online Recruitment Landscape in Russia”) wherever appearing in the Registration Statement, including, but not limited to, the references to our company under the sections titled “Market and Industry Data,” “Prospectus Supplement Summary” and “Experts” in the Registration Statement.

We also hereby consent to the filing of this letter with the Commission.

Yours faithfully,

Signed:	/s/ Vodianova Svetlana

Name:	Vodianova Svetlana
Title: CEO

J’son & Partners Consulting LLC

Армянский пер, д. 11А/2, стр.1Б Москва, РФ, 101000

Тел.: +7 (495) 625 72 45

www.json.ru

www.json.tv